SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                January 12, 2006
                        ---------------------------------
                                 Date of Report
                        (Date of Earliest Event Reported)

                             Power Technology, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

    Nevada                          0-248671                    88-0395816
---------------                  ------------              -------------------
 (State or other                  (Commission                (I.R.S. Employer
jurisdiction of                  File Number)              Identification No.)
 incorporation)

                          109 Post Oak Lane, Suite 422
                              Houston, Texas 77024
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                    (Address of principal executive offices)

                                  713.621.4310
              ----------------------------------------------------
              (Registrant's telephone number, including area code)
                                       N/A
         --------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant's Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

      Power Technology, Inc. ("PWTC") entered into an agreement dated January 12, 2006 with Technic, Inc. for the purchase of machinery to apply a lead tin plating to reticulated vitreous carbon plates for its battery systems. The agreement provides for a price of $94,700, and includes the necessary hoist with motorized trolley structural support steel with trolly track and electrical tag line, the steel tanks with locating saddles and twin 60 inch air blow-off manifolds, rectifiers, and its accessories for the plating system.

      It is expected to take 12 to 16 weeks to complete the manufacture of this plating system.


Section 9. Financial Statements and Exhibits

            (a)   Financial statements: None

            (b)   Pro forma financial statements: None

            (c)   Exhibits:

                  10.1 Lead tin plating system agreement dated January 12, 2006, with Technic Inc.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned who is duly authorized.

January 18, 2006
                                            /s/ Bernard J. Walter
                                            ------------------------------------
                                            Bernard J. Walter, President